UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2006

KID CASTLE EDUCATIONAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

333-39629	59-2549529
(Commission File Number)	(IRS Employer Identification No.)

8th Floor, No. 98 Min Chuan Road, Hsien Tien, Taipei, Taiwan ROC
(Address of Principal Executive Offices)	(Zip Code)

(886) 22218 5996

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 1, 2006 Mr. Yu-En Chiu resigned as Chief Financial Officer and a Director of Kid Castle Educational Corporation (the “Company”). The circumstances surrounding Mr. Chiu’s resignation are more fully described in Item 7.01 to this Report on 8-K.

Mr. Chiu has not furnished the Company with any written correspondence concerning the circumstances of his resignation. Mr. Chiu was given a copy of the disclosure in this Form 8-K regarding his resignation and the opportunity to furnish a written response. Mr. Chiu has elected not to furnish a written response.

On June 1, 2006 the Board of Directors appointed Company Chairman of the Board Gene S. Y. Pai, to temporarily fill the role of chief financial officer as Acting Chief Financial Officer.

Mr. Pai is 46 years old. Mr. Pai graduated from National Taipei University of Technology, and obtained a Diploma in Chemical Engineering in 1981. Since 1998 he has assumed the office of Managing Director of Chin Yi Fung Enterprises Co. Ltd.

ITEM 7.01. REGULATION FD DISCLOSURE

The Company wishes to disclose certain inappropriate use of funds by Mr. Yu-En Chiu, the Chief Financial Officer and a Director of the Company, and the resignation by Mr. Chiu from such positions as of June 1, 2006. Mr. Gene S. Y. Pai, the Chairman of the Board of Directors of the Company, has temporarily assumed the position as the Acting Chief Financial Officer of the Company.

The Company has determined that during 2004 and 2005, Mr. Chiu appropriated Company funds for his personal use. Mr. Chiu was appointed as the CFO of the Company in October 2002. The appropriated funds were withdrawn and paid back by Mr. Chiu at various points in time. Mr. Chiu has described the appropriated funds as loans but the withdrawals were never adequately booked or documented as loans. Mr. Chiu appropriated the funds by approving withdrawals in his capacity as CFO, directing the funds to be deposited into his personal or nominated account, and recording the withdrawals on the Company’s books as a prepaid stock asset. The Company has not been able to confirm whether the Company’s prior Chief Executive Officer or any other officers approved Mr. Chiu’s withdrawals. The Company’s record books do not reflect that the Board of Directors was aware of the withdrawals or ever approved them, as loans or otherwise.

The withdrawn funds were not reported in the Company’s financial reports or detected because Mr. Chiu repaid the amounts withdrawn just prior to the end of its quarterly reporting periods in 2004 and 2005, then re-withdrew the funds during the next reporting period.

The Company’s current Chairman of the Board, Mr. Gene S.Y. Pai, and Chief Executive Officer, Mr. Min-Tan Yang, were informed by Mr. Chiu soon after they assumed their positions in November 2005 that there had been a practice of commingling his personal funds with Company funds. Upon learning of this practice, they instructed Mr. Chiu to terminate any personal use or appropriation of Company funds. In addition, to minimize the impact of the withdrawals on the financial condition of the Company, Mr. Pai and Mr. Yang had a verbal understanding with the Company that funds owed by the Company to Mr. Pai and Mr. Yang might be used to pay off the outstanding amounts owed by Mr. Chiu to the Company as a result of such withdrawals. To help the new management team to better understand the financial conditions of the Company, Messrs. Pai and Yang, started an investigation into the Company’s accounts and financial activities for calendar year 2005 and learned that the withdrawals by Mr. Chiu over 2004 and 2005 were extensive.

The Company has been able to establish that during 2004, the highest recorded sum owed to the Company at any point in time by Mr. Chiu was $328,546. Mr. Chiu repaid all amounts withdrawn before December 31, 2004. However, he initiated further withdrawals on January 13, 2005. During 2005, the highest recorded sum owed to the Company at any point in time was $648,115. (All references to currency in this disclosure have been translated from New Taiwan dollars to U.S. dollars based on an exchange rate of US$1.00 = NT$33.42.)

Pursuant to the verbal understanding reached among the Company and Messrs. Pai, Yang and Chiu, a three-way transaction will be entered into whereby Messrs. Pai and Yang will pay off Mr. Chiu’s debt to the Company by canceling Company debt to them in the same amount. The transaction will be documented in a loan settlement agreement pursuant to which Messrs. Pai and Yang will forgive debt owed to them by the Company in the amount of $553,561, in exchange for the Company’s forgiveness of Mr. Chiu’s debt to the Company of the same amount which was the amount outstanding as of the end of 2005. At the same time Messrs. Pai and Yang will take a promissory note from Mr. Chiu in the same amount. The Company has determined for accounting purposes only to treat the withdrawals and subsequent repayments as loans. The Company has not released any potential claims against Mr. Chiu.

As a result of such inappropriate activity, Mr. Chiu has resigned from his positions as the CFO and Director of the Company. Despite the extent of his inappropriate activity, the Company has determined that, at least in the short term, it is in the best interest of the Company not to terminate Mr. Chiu’s employment with the Company. Because of Mr. Chiu’s expert knowledge of the Company’s operations, products and market in China, he will be retained as the Chairman of the Company’s PRC operations. Mr. Chiu will not have access to Company funds or authority over Company’s accounting or financing matters.

Mr. Chiu’s situation manifests a weakness in the Company’s accounting controls and procedures, which the Company is addressing. Since 2003, the Company has been in the process of assessing and improving its financial controls. It engaged another major accounting firm in 2004 to make recommendations in this regard. In addition, the Company began implementing a comprehensive ERP system that would improve the Company’s internal controls. However, the system is not scheduled to be fully on-line until October 2006. The Company believes that full implementation of its new ERP System will prevent misappropriation of funds by Company employees because the ERP system will perform the following functions:

•	Maintain detailed records and produce comprehensive financial statements on a periodical basis allowing management to review and detect irregular financial activities.

•	Place different check-points on the progression of ordinary monetary activities of the business.

•	Delineate individual unit/departmental responsibilities and effectively separate respective departmental transactions so as to avoid intentional misappropriation of funds from taking place.

In addition to implementing a new ERP system, to further strengthen the Company’s internal controls, the following additional procedures have been implemented:

•	All departments requesting funds must obtain written approval from the Chief Executive Officer or the Chairman of the Board before the accounting department may commence processing payments.

•
All fund transfer applications must be approved by the applicable department supervisor before the application may be processed. No one can authorize their own application. This is applicable to all staff including staff at the managerial level.

•	Fund transfer applications in the PRC must additionally be approved by the headquarters in Taiwan.

•	All fund transfer applications must be accompanied by supporting documentation, such as a copy of the relevant contract or copy of relevant invoice or stock pre-payment statement.

•
Stock purchases require the approval of the supervisor/manager of the relevant department as well as the accounts department and a stock receipt and suppliers’ certification must be provided. Finally the application must be approved by the Chairman of the Board before funds may be released.

•	All pre-payments must be tracked by the fund applicant and the payments must be cleared within the month of payment or in accordance with the date stipulated in the relevant contract.

The Company believes that implementation of all of the foregoing procedures will significantly strengthen the Company’s financial controls, with one beneficial result being that unfortunate instances such as the one reported in this disclosure will be prevented.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KID CASTLE EDUCATIONAL CORPORATION

Date: June 16, 2006	By:	/s/ Min-Tan Yang

Name: Min-Tan Yang Title: Chief Executive Officer